UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2013

ClearOne, Inc.
(Exact name of registrant as specified in its charter)

Utah	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 20, 2013 ClearOne, Inc. entered into an agreement to acquire the Spontania business of Spain-based Dialcom Networks, S.L. Under the terms of this agreement, ClearOne will pay €3.65 million in cash and will not assume any debt or cash. The acquisition is expected to close by the end of first quarter of 2014, subject to customary closing conditions, including applicable regulatory approvals. Spontania is a cloud-based group video conferencing software delivered to enterprise users on software as a service (SaaS) model. Spontania’s features include presence and instant messaging, real time voice, video and advanced collaboration services, including capabilities for sharing presentations and media files. With this acquisition, assuming all approvals are obtained as expected, ClearOne expands its video conferencing offering to cater to different market needs with flexible deployment models.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: December 24, 2013	By:	/s/ Zee Hakimoglu
Zee Hakimoglu
President & Chief Executive Officer